EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-56204 and No. 333-87915) of our report on the financial statements and supplemental schedules of the Frozen Food Express Industries, Inc. 401(k) Savings Plan dated June 22, 2010, included in this Annual Report on Form 11-K for the year ended December 31, 2009.

/s/ Waters, Vollmering & Associates, LLP

Waters, Vollmering & Associates, LLP
Mansfield, Texas
June 22, 2010